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                                  EXHIBIT 15.1


                                                   Grant Thornton LLP
                                                   Certified Public Accountants
                                                   777 Brickell Avenue
                                                   Suite 1200
                                                   Miami, Florida 33131-2867





Oriole Homes Corp.
1690 South Congress Avenue
Suite 200
Delray Beach, Florida 33445

We have reviewed, in accordance with standards established by the American Institute of Certified Public Accountants, the unaudited interim financial information of Oriole Homes Corp. for the period ended March 31, 1997, as indicated in our report dated May 8, 1997; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 is incorporated by reference in the Registration Statement on Form S-8.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


Grant Thornton LLP
Miami Florida
May 12, 1997